UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016

SOUTHERN COMPANY GAS
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	1-14174 (Commission File No.)	58-2210952 (I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                 Entry Into a Material Definitive Agreement.

On July 10, 2016, The Southern Company (“Southern Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Southern Natural Gas Company, L.L.C. (“SNG”) and Kinder Morgan SNG Operator LLC (“Kinder Morgan”). On August 31, 2016, Evergreen Enterprise Holdings LLC (“Evergreen”), a wholly-owned, indirect subsidiary of Southern Company Gas (“GAS”) and Southern Company, assumed all rights and obligations under the PSA from Southern Company. The PSA provides for the purchase of a 50% equity interest in SNG for a purchase price of approximately $1.4 billion, subject to certain adjustments (the “Transaction”).

SNG owns a 7,000-mile pipeline system connecting natural gas supply basins in Texas, Louisiana, Mississippi and Alabama to markets in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and Tennessee. The PSA commits GAS and Kinder Morgan to cooperatively pursue specific growth opportunities to develop natural gas infrastructure through SNG. The PSA also contains customary representations, warranties and covenants. On September 1, 2016, Evergreen completed the Transaction. Kinder Morgan will continue to operate the pipeline system.

In connection with the PSA, GAS provided a guaranty to Kinder Morgan under which GAS guarantees Evergreen’s obligations under the PSA.

The foregoing description of the PSA is a summary and is subject to, and qualified in its entirety by, the full text of the PSA, which is attached as Exhibit 2.1a and incorporated herein by reference.

Item 2.01.                 Completion of Acquisition or Disposition of Assets.
The information set forth above in Item 1.01 is incorporated by reference into this Item 2.01.
Item 9.01.                 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements as of December 31, 2015 and 2014, and for the years ended December 31, 2015 and 2014 of SNG, and the related Independent Auditor’s Report, are attached hereto as Exhibit 99.1.

The unaudited consolidated financial statements as of June 30, 2016, and for the three and six months ended June 30, 2016 and 2015 of SNG, are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated financial information as of June 30, 2016 and for the six months ended June 30, 2016 and the year ended December 31, 2015 is attached hereto as Exhibit 99.3.

(d) Exhibits.

Exhibit No.	Description

2.1a	Purchase and Sale Agreement, dated as of July 10, 2016, among Kinder Morgan SNG Operator LLC, Southern Natural Gas Company, L.L.C. and The Southern Company.*
2.1b	Assignment, Assumption and Novation of Purchase and Sale Agreement, dated as of August 31, 2016, between The Southern Company and Evergreen Enterprise Holdings LLC.
23.1	Consent of PricewaterhouseCoopers LLP.
99.1
Audited consolidated financial statements as of December 31, 2015 and 2014, and for the years ended December 31, 2015 and 2014 of Southern Natural Gas Company, L.L.C., and the related Independent Auditor’s Report.

99.2	Unaudited consolidated financial statements as of June 30, 2016, and for the three and six months ended June 30, 2016 and 2015 of Southern Natural Gas Company, L.L.C.
99.3	Unaudited pro forma condensed consolidated financial information as of June 30, 2016 and for the six months ended June 30, 2016 and the year ended December 31, 2015.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Southern Company Gas may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COMPANY GAS
(Registrant)

Date: September 1, 2016

	By:	/s/Elizabeth W. Reese
	Name:	Elizabeth W. Reese
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1a	Purchase and Sale Agreement, dated as of July 10, 2016, among Kinder Morgan SNG Operator LLC, Southern Natural Gas Company, L.L.C. and The Southern Company.*
2.1b	Assignment, Assumption and Novation of Purchase and Sale Agreement, dated as of August 31, 2016, between The Southern Company and Evergreen Enterprise Holdings LLC.
23.1	Consent of PricewaterhouseCoopers LLP.
99.1
Audited consolidated financial statements as of December 31, 2015 and 2014, and for the years ended December 31, 2015 and 2014 of Southern Natural Gas Company, L.L.C., and the related Independent Auditor’s Report.

99.2	Unaudited consolidated financial statements as of June 30, 2016, and for the three and six months ended June 30, 2016 and 2015 of Southern Natural Gas Company, L.L.C.
99.3	Unaudited pro forma condensed consolidated financial information as of June 30, 2016 and for the six months ended June 30, 2016 and the year ended December 31, 2015.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Southern Company Gas may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.